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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference of our firm under the captions "Experts" in the Registration Statement (Form S-3) and related Prospectus of Targeted Genetics Corporation for the registration of shares of its common stock and to the incorporation by reference therein of our report dated February 3, 1998, with respect to the financial statements of Targeted Genetics Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                              Ernst & Young LLP

Seattle, Washington
April 30, 1998